Exhibit 10.1

APOLLO MEDICAL HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment and Purpose of Plan. This Apollo Medical Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) was adopted by the Board effective April 21, 2023, subject to approval of the Plan by the stockholders of the Company at the 2023 Annual Meeting of Stockholders. The purpose of the Plan is to provide to eligible service providers of the Company and its Designated Subsidiaries opportunities to purchase shares of the Company’s Common Stock. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, pursuant to which Purchase Rights may be granted to Eligible Employees, and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Purchase Rights may be granted to Eligible Employees and Consultants pursuant to rules, procedures or sub-plans adopted by the Administrator and designed to achieve tax, securities laws or other objectives. Except as otherwise provided herein, the Non-423 Component shall operate and be administered in the same manner as the 423 Component. Unless otherwise defined herein, capitalized terms used in this Plan shall have the meanings ascribed to them in Section 2.

2. Definitions.

(a) “423 Component” has the meaning set forth in Section 1.

(b) “Administrator” means the Committee (or a delegate appointed in accordance with Section 4(b)).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. A reference to any specific section of the Code shall also be deemed to be a reference to the provisions of any section of the final treasury regulations issued by the U.S. Department of the Treasury under the Code, as amended from time to time, under that Code section.

(e) “Committee” means the Compensation Committee of the Board (or any other committee or subcommittee of the Board which the Board may appoint to administer the Plan). Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) any other qualifications required by the applicable exchange on which the Common Stock is traded.

(f) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(g) “Company” means Apollo Medical Holdings, Inc., a Delaware corporation (or any successor corporation).

(h) “Compensation” means, except as otherwise determined by the Administrator, an Eligible Employee’s (or, with respect to the Non-423 Component, a Consultant’s) base pay and cash incentive bonus otherwise payable during an Offering, prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), as determined by the Administrator. The Administrator shall have the discretion to determine the application of this definition to Participants, including those outside working outside the United States.

(i) “Consultant” means an individual who performs services for the Company or a Subsidiary as an independent contractor and in a capacity other than as an employee or a member of a board of directors.

(j) “Designated Subsidiary” means any present or future Subsidiary that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such Designated Subsidiaries as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Subsidiaries may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and which Designated Subsidiaries shall participate in separate Offerings. For purposes of clarity, under the 423 Component, only those Subsidiaries that qualify as “subsidiary corporations” to the Company within the meaning of Section 424(f) of the Code may be Designated Subsidiaries with respect to any Offering under the 423 Component.

(k) “Eligible Employee” has the meaning set forth in Section 6.

(l) “Enrollment Form” means an agreement, which may be electronic, pursuant to which an Eligible Employee (or, with respect to the Non-423 Component, a Consultant) may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.

(m) “Exercise Date” means the last Trading Day of a Purchase Period.

(n) “Fair Market Value” on any given date means the closing price of the Common Stock on the applicable Trading Day, as reported on the NASDAQ Capital Market or such other national securities exchange upon which the Common Stock may be listed at the time.

(o) “Non-423 Component” has the meaning set forth in Section 1.

(p) “Offering” means an offering to Eligible Employees (or, with respect to the Non-423 Component, Consultants) to purchase Common Stock under the Plan. Unless otherwise determined by the Administrator, each Offering under the 423 Component in which Eligible Employees of one or more Designated Subsidiaries may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Offerings under the 423 Component, the terms of separate Offerings need not be identical, provided that all Eligible Employees granted a Purchase Right in a particular Offering under the 423 Component will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; Offerings under the Non-423 Component need not satisfy such requirements.

(q) “Offering Date” means the first Trading Day of an Offering.

(r) “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

(s) “Participant” means: (i) with respect to the 423 Component, an Eligible Employee as provided in Section 6 who has enrolled in the Plan in compliance with the provisions of Section 7; and (ii) with respect to the Non-423 Component, an Eligible Employee or Consultant whom the Administrator has determined to be eligible to participate in the Non-423 Component pursuant to Section 6 and who has enrolled in the Plan in compliance with the provisions of Section 7.

(t) “Plan” means the Apollo Medical Holdings, Inc. Employee Stock Purchase Plan, as set forth in this document and as it may be amended from time to time.

(u) “Purchase Period” means the period of time specified within an Offering beginning on the Offering Date and ending on the Exercise Date.

(v) “Purchase Price” has the meaning set forth in Section 11.

(w) “Purchase Right” has the meaning set forth in Section 11.

(x) “Reorganization Event” means: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s aggregate outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the aggregate outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; (iii) the sale of all of the Common Stock to an unrelated person, entity or group thereof acting in concert; or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

(y) “SEC” means the United States Securities and Exchange Commission.

(z) “Subsidiary” means (i) with respect to the 423 Component, a “subsidiary corporation” of the Company within the meaning Section 424(f) of the Code, and (ii) with respect to the Non-423 Component, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company, whether or not such entity is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(aa) “Trading Day” means a day on which the NASDAQ Capital Market (or such other national securities exchange upon which the Common Stock may be listed at the time) is open for trading.

3. Share Reserve. Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 5,000,000 shares, which shall consist of authorized but unissued shares, treasury shares, shares acquired on the open market, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Common Stock thereunder, the shares of Common Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3 may be used to satisfy purchases of Common Stock under the 423 Component, and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

4. Administration.

(a) In General. The Plan shall be administered by the Administrator. The Administrator has full authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable and appoint such agents as it deems appropriate for the proper administration of the Plan; (ii) interpret and construe, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Enrollment Form or other instrument or agreement relating to the Plan; (iii) determine the terms and conditions of any right to purchase shares of Common Stock under the Plan; (iv) make all determinations and take all actions it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States, such as adopting rules and procedures regarding payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements outside of the United States, and adopting sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 17 below; (v) determine eligibility and decide all disputes arising in connection with the Plan, including whether Eligible Employees will participate in the 423 Component, whether Eligible Employees or Consultants will participate in the Non-423 Component, and which Subsidiaries will be Designated Subsidiaries under the 423 Component or the Non-423 Component; (vi) amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 15 or Section 16 (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and (vii) otherwise supervise and take any other actions necessary or desirable for the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. Neither the Administrator nor any member of the Board, the Committee or any other individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Purchase Right granted hereunder.

(b) Delegation. Subject to applicable laws, the Administrator may delegate administrative authority hereunder to one or more officers of the Company or to such other individual or group as the Administrator may determine in its discretion.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Administrator under the Plan or may act as the Administrator of the Plan for any or all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as Administrator of the Plan, the Board shall have all the powers of the Administrator hereunder, and any reference in the Plan to the Administrator (other than in this Section 4(c)) shall include the Board.

5. Offerings. The Company will make one or more Offerings to Eligible Employees to purchase Common Stock under the 423 Component and may make one or more Offerings to Eligible Employees and/or Consultants under the Non-423 Component. The Administrator shall, in its discretion, designate the period of any Offering, provided that no Offering shall exceed 27 months in duration. Unless and until the Administrator determines otherwise, each Offering shall be for a Purchase Period of 6 months beginning on the first day of a calendar quarter and ending on the last day of the next succeeding calendar quarter. Subject to applicable law, the Administrator, or its delegate, retains the discretion to impose trading restrictions or holding requirements on Common Stock purchased with respect to a particular Offering. If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.

6. Eligibility.

(a) Except as otherwise provided in this Section 6 (including, but not limited to, the provisions of Section 6(d) regarding the Non-423 Component), all individuals classified as employees on the payroll records of the Company and each Designated Subsidiary shall be eligible to participate in any one or more of the Offerings under the Plan (“Eligible Employees”). Notwithstanding the foregoing, no Participant may be granted a Purchase Right under the 423 Component if such Participant, immediately after the Purchase Right was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. Further notwithstanding the foregoing, the Administrator may determine, prior to the beginning of an Offering, that one or more of the following categories of Eligible Employees shall not be eligible to participate in the Plan with respect to such Offering (provided that any such determination shall be applied in a consistent manner to all employees of the applicable corporation(s)):

(i) Employees who have been employed by the Company or a Designated Subsidiary for fewer than two years (or such shorter period of time as may be specified by the Administrator);

(ii) Employees who customarily work not more than twenty (20) hours per week (or such shorter period of time as may be specified by the Administrator);

(iii) Employees who customarily work not more than five (5) months per calendar year (or such shorter period of time as may be specified by the Administrator);

(iv) “Highly compensated employees” (as defined in Section 414(q) of the Code), or a subset of highly compensated employees specified by the Administrator who (A) are officers of the Company and subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended, and/or (B) have compensation (within the meaning of Section 415(c)(3) of the Code) exceeding an amount specified by the Administrator that is higher than the amount provided in Section 414(q)(1)(B)(i) of the Code for the applicable calendar year; or

(v) Employees who are citizens or residents of a non-U.S. jurisdiction, if the grant of a purchase right under the Plan to such an employee would be prohibited under the laws of such jurisdiction, or if compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(b) Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system on the Offering Date are not considered to be “Eligible Employees” of the Company or any Designated Subsidiary and shall not be eligible to participate in the 423 Component with respect to such Offering. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation in the 423 Component. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as of an Offering Date as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in an Offering under the 423 Component is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary that does not exceed three months and during any period longer than three months if the individual’s right to reemployment is guaranteed by statute or contract.

(c) The Administrator retains the discretion to determine which Eligible Employees may participate in the 423 Component pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f), and which Eligible Employees and Consultants may participate in the Non-423 Component.

(d) Notwithstanding anything in this Section 6 to the contrary, in the case of an Offering under the Non-423 Component, (i) an Eligible Employee (or group of Eligible Employees) may be excluded from, or included in, participation in the Non-423 Component or an Offering as the Administrator may determine, in its sole discretion; and (ii) a Consultant (or group of Consultants) may be included in, or excluded from, participation in the Non-423 Component or an Offering as the Administrator may determine, in its sole discretion.

7. Participation.

(a) Participants on Offering Date. An Eligible Employee (or, with respect to the Non-423 Component, a Consultant) may elect to participate in the Plan by properly completing and submitting an Enrollment Form (in the manner described in Section 7(b)) by such deadline as shall be established by the Administrator for the Offering and in accordance with enrollment procedures established by the Administrator. Participation in the Plan is entirely voluntary.

(b) Enrollment. The Enrollment Form shall (i) state a whole percentage or, to the extent permitted by the Administrator, a fixed dollar amount, to be deducted from an Eligible Employee’s (or, with respect to the Non-423 Component, a Consultant’s) Compensation per pay period during an Offering, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 13. An eligible individual who does not enroll in an Offering in accordance with these procedures shall be deemed to have waived participation in such Offering.

(c) Automatic Re-Enrollment. Except as otherwise determined by the Administrator prior to an Offering Date, the deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offerings unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 9, (ii) withdraws from the Plan in accordance with Section 10, or (iii) terminates employment or other service or otherwise becomes ineligible to participate in the Plan.

 (d) Electronic Submission of Enrollment Form. The Administrator may specify that Enrollment Forms to be submitted to the Company pursuant to this Section 7 or Section 10 below are to be submitted electronically via the Company’s intranet or the internet site of a third party or via email or any other means of electronic delivery specified by the Administrator.

(e) Notwithstanding the foregoing, participation in the 423 Component shall neither be permitted nor denied contrary to the requirements of the Code.

8. Participant Contributions. Subject to the annual dollar amount limitation set forth in Section 11(b), each Eligible Employee (or, with respect to the Non-423 Component, each eligible Consultant) may, by submitting an Enrollment Form as described in Section 7(b), authorize payroll deductions, in whole percentages, at a minimum of 1% up to a maximum of 25% of such individual’s Compensation (or such other maximum percentage deduction as may be determined by the Administrator), or, to the extent permitted by the Administrator, in a fixed dollar amount, such individual’s Compensation (between such minimum and maximum dollar amount as specified by the Administrator prior to the applicable Offering), to be deducted on a pro rata basis for each pay period during an Offering. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the last day of the Offering. Payroll deductions shall be made in accordance with the Eligible Employee’s (or, with respect to the Non-423 Component, the Consultant’s) election; however, if the Eligible Employee (or, with respect to the Non-423 Component, the Consultant) elects to contribute in whole percentages, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. The Company shall maintain notional book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period, but the Company will not hold payroll deductions in a trust or in any segregated account, unless otherwise determined by the Administrator or required by applicable law. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If required under applicable law or if specifically provided in the Offering, in either case as and to the extent determined by the Administrator, in addition to or instead of making contributions by payroll deduction, a Participant may make contributions through a payment by cash, check, or wire transfer prior to an Exercise Date, in such manner as may be directed by the Administrator. Any reference to “payroll deductions” in this Section 8 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 8.

9. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 10) by filing a new Enrollment Form by such deadline as shall be established by the Administrator for the Offering. The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

10. Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal shall be effective as of the next business day, or as soon as practicable thereafter. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an individual may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 7.

11. Grant of Purchase Rights.

(a) On each Offering Date, the Company shall grant to each Participant in the Plan the right to purchase (“Purchase Right”), on the Exercise Date and at the Purchase Price hereinafter provided for, the lowest of (i) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Purchase Price (as defined herein); (ii) 920 shares of Common Stock; or (iii) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering (in each case subject to adjustment pursuant to Section 15 or Section 16); provided, however, that such Purchase Right shall be subject to the limitations set forth below. Each Participant’s Purchase Right shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Purchase Right shall be as determined by the Administrator in advance of the applicable Offering (the “Purchase Price”), provided that in no event shall the Purchase Price be less than the lesser of 85% of the Fair Market Value of the Common Stock on the Offering Date or 85% of the Fair Market Value of the Common Stock on the Exercise Date.

(b) Notwithstanding the foregoing, no Participant may be granted a Purchase Right which permits the Participant’s rights to purchase stock under the 423 Component, and any other employee stock purchase plan (described in Section 423 of the Code) of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the Offering Date) for each calendar year in which the Purchase Right is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Purchase Rights into account in the order in which they were granted.

12. Exercise of Purchase Right and Purchase of Shares. Each individual who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Purchase Right on such date and shall acquire from the Company such number of whole shares (and/or fractional shares, as determined by the Administrator) of Common Stock reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date shall purchase at the Purchase Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of any inability to purchase a fractional share shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.

13. Issuance of Shares. Shares of Common Stock may be issued under the Plan, and certificates (if any) representing shares of Common Stock purchased under the Plan may be issued only in the name of the Participant, or, to the extent permitted by the Administrator in its discretion in the name of the Participant and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Participant to be his, her or their, nominee for such purpose. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section 13. All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, withdrawal, or trading. If the standard enrollment period is scheduled to occur during a blackout period, arrangements will be made to allow for restricted insiders to update their elections during the preceding open trading window.

14. Rights on Termination or Transfer of Employment or Other Service. If a Participant’s employment or other service terminates for any reason, or if the Participant’s status changes such that the Participant is no longer an Eligible Employee (or, in the case of the Non-423 Component, an eligible Consultant), before the Exercise Date for any Purchase Period, no payroll deduction shall be taken from any Compensation due and owing to the Participant and the balance in the Participant’s notional account shall be paid—as if such Participant had withdrawn from the Plan under Section 10—to such Participant or, in the case of such Participant’s death, (a) to the participant’s designated beneficiary, if any, to the extent that the Administrator, in its discretion, has permitted the designation of a beneficiary, or (b) otherwise, to the Participant’s estate. A Participant shall be deemed to have terminated employment or other service, for this purpose, if the entity by which the Participant is employed or with which the Participant has a service relationship, ceases to be a Designated Subsidiary, or if the Participant’s employment or other service is transferred to any entity other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment or other service terminates with an immediate rehire (with no break in service) by, a Designated Subsidiary or the Company shall not be treated as having terminated employment or other service for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right shall be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Purchase Right shall remain non-qualified under the Non-423 Component.

15. Adjustment in Case of Changes Affecting Common Stock. Subject to any required action by the stockholders of the Company, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Section 11(a)) and the number of shares of Common Stock subject to, and the Purchase Price of, each outstanding Purchase Right, in order to prevent dilution or enlargement of Participants’ rights under the Plan. Any fractional share resulting from an adjustment pursuant to this Section 15 shall be rounded down to the nearest whole number, and in no event may the Purchase Price of any Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Administrator pursuant to this Section 15 shall be final, binding and conclusive.

16. Reorganization Events. In connection with a Reorganization Event, the Administrator may take such actions with respect to outstanding Purchase Rights as the Administrator deems appropriate, consistent with applicable law and the treatment of the 423 Component as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, including, any one or more of the following:

(a) provide that Purchase Rights shall be assumed, or substantially equivalent Purchase Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(b) upon written notice to Participants, provide that all outstanding Purchase Rights will be terminated as of the effective date of the Reorganization Event and that all such outstanding Purchase Rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event;

(c) upon written notice to Participants, provide that all outstanding Purchase Rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to the Participant on such date;

(d) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event, make or provide for a cash payment to a Participant equal to the excess, if any, of (1) the amount of cash payable for a Common Share pursuant to the Reorganization Event times the number of shares of Common Stock subject to the Participant’s Purchase Right over (2) the aggregate Purchase Price of the Common Stock subject to such Purchase Right, in exchange for the termination of such Purchase Right;

(e) provide that, in connection with a liquidation or dissolution of the Company, Purchase Rights shall convert into the right to receive liquidation proceeds (net of the Purchase Price thereof); or

(f) any combination of the foregoing.

For purposes of clause (a) above, a Purchase Right shall be considered assumed if, following consummation of the Reorganization Event, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities, or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Purchase Rights to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

In addition, with respect to any outstanding Purchase Right under the 423 Component of the Plan, any action taken under this Section 16 shall be consistent with the intent that such Purchase Rights comply with Section 423 of the Code, unless otherwise expressly determined by the Administrator. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other Reorganization Event.

17. Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to Participants who are employees of or Consultants to a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees or Consultants, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, any employees subject to such special rules or sub-plans shall participate in the Non-423 Component, and Purchase Rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code.

18. Amendment, Suspension and Termination of the Plan.

(a) Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that, without the approval by the stockholders of the Company within 12 months of such Board action, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval under the requirements of any stock exchange upon which the shares may then be listed or in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. In no event may any amendment be made which would cause the 423 Component of the Plan to fail to comply with Section 423 of the Code.

(b) Suspension of the Plan. The Administrator may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Administrator may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless the Participant withdraws pursuant to Section 10). However, no Purchase Rights shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.

(c) Termination of the Plan. The Board reserves the right to terminate the Plan, in whole or in part, at any time. The Plan shall terminate upon the date when all shares of Common Stock reserved under Section 3 of the Plan have been purchased, or upon such earlier date as may be determined by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares of Common Stock purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Notification Upon Sale of Shares Under 423 Component. Each Participant shall agree, by enrolling in the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased or within one year after the date such shares were purchased.

21. Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees participating in the 423 Component shall have the same rights and privileges.

22. General.

(a) No Right to Purchase Rights; No Stockholder Rights; No Right to Employment or other service. No person shall have any right to be granted any Purchase Right under the Plan. No person shall have any rights as a stockholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof. The Plan is not a contract of employment or service, and the terms of employment or service of any Participant shall not be affected in any way by the Plan except as specifically provided in the Plan. The establishment of, enrollment in, or grant of a Purchase Right under the Plan shall not be construed as giving any person the right to be retained in the employ or other service of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss an employee or Consultant, free from any liability or any claim under the Plan, except as expressly provided herein.

(b) Purchase Rights Not Transferable. Except as provided herein, or to the extent otherwise required by applicable law, no Participant may alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of any Purchase Rights hereunder, which Purchase Rights and the right to receive them are expressly declared to be nonassignable and nontransferable. Further, notwithstanding any other provision of the Plan to the contrary, Purchase Rights under the 423 Component are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant.

(c) Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.

(d) Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company may, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock. If, pursuant to this Section 22, the Administrator determines that the shares of Common Stock will not be issued to any Participant, all accumulated payroll deductions will be promptly refunded, without interest (unless otherwise required pursuant to applicable law), to the Participant, without any liability to the Company or any of its Subsidiaries.

(e) Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

(f) Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

(g) Compliance with Applicable Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 (each as amended) and the requirements of any stock exchange upon which the shares may then be listed.

(h) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(i) Governing Law. This Plan and all Purchase Rights and actions taken thereunder shall be governed by, and construed in accordance with, applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Delaware, applied without regard to conflict of law principles.

(j) Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary may, but shall not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company shall not be required to issue any Common Stock under the Plan until any such obligations are satisfied.

(k) Section 409A of the Code. The 423 Component of the Plan is intended to be exempt from the provisions of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from, or to comply with, the provisions of Section 409A of the Code, any ambiguities herein shall be interpreted in accordance with such intent. Notwithstanding the foregoing, neither the Company, the Board, the Committee nor the Administrator shall have any liability to a Participant or any other party if a Purchase Right to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant, or for any action taken by the Administrator with respect thereto. The Company makes no guaranty or warranty of the tax treatment of Purchase Rights under the Plan, under Section 409A or otherwise.

(l) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian, agent or attorney-in-fact under a power of attorney, or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any Designated Subsidiary, and all other parties with respect thereto.

(m) Headings and Captions; Rules of Construction. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder. Except where otherwise indicated, references to Sections are references to sections of this Plan.

(n) Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Designated Subsidiary, the Board, the Administrator, or any other person, on the other hand.

[END OF DOCUMENT]

15